Exhibit 10.3

Lock-up Agreement

[●], 2017

OncoGenex Pharmaceuticals, Inc.

19820 North Creek Parkway

Bothell, WA 98011

Re:	Lock-up Agreement

Ladies and Gentlemen:

The undersigned signatory of this lock-up agreement (this “Lock-Up Agreement”) understands that Achieve Life Science, Inc. (the “Company”) proposes to enter into a Merger Agreement (the “Merger Agreement”) with OncoGenex Pharmaceuticals, Inc. (“Arrow”), Ash Acquisition Sub, Inc., and Ash Acquisition Sub 2, Inc. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Merger Agreement.

As material inducement to each of the Parties to enter into the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby irrevocably agrees that, subject to the exceptions set forth herein, without the prior written consent of Arrow, the undersigned will not, during the period commencing upon the Closing and ending on the date that is 180 days after the Closing Date (the “Lock-Up Period”):

(i)	offer, pledge, sell, contract to sell, sell any option, warrant or contract to purchase, purchase any option, warrant or contract to sell, grant any option, right or warrant to purchase, transfer or dispose of, directly or indirectly, any shares of Arrow Capital Stock or any securities convertible into or exercisable or exchangeable for Arrow Capital Stock (including without limitation, Arrow Capital Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant), in each case, that are owned of record or beneficially by the undersigned (including holding as a custodian), or publicly disclose the intention to make any such offer, sale, purchase, pledge, grant, transfer or disposition,

(ii)	enter into any swap, short sale, hedge or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Arrow Capital Stock or such other securities described in clause (i) that are currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned and whether any such transaction described in clause (i) above or this clause (ii) is to be settled by delivery of Arrow Capital Stock or such other securities, in cash or otherwise, or

(iii)	make any demand for or exercise any similar right with respect to the registration of any shares of Arrow Capital Stock or any security convertible into or exercisable or exchangeable for Arrow Capital Stock.

The restrictions and obligations contemplated by this Lock-Up Agreement shall not apply to:

(a)    transfers of Arrow Capital Stock or securities convertible into or exercisable or exchangeable for Arrow Capital Stock:

(i)    if the undersigned is a natural person, (A) as a bona fide gift to any person related to the undersigned by blood or adoption who is an immediate family member of the undersigned, or by marriage or domestic partnership (a “Family Member”), or to a trust formed for the benefit of the undersigned or any of the undersigned’s Family Members, (B) to the undersigned’s estate, following the death of the undersigned, by will, intestacy or other operation of law, (C) as a bona fide gift to a charitable organization, (D) by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement or (E) to any partnership, corporation or limited liability company which is controlled by the undersigned and/or by any such Family Member(s);

(ii)    if the undersigned is a corporation, partnership or other business entity, (A) to another corporation, partnership or other business entity that is an affiliate (as defined under Rule 12b-2 of the Exchange Act) of the undersigned, including investment funds or other entities under common control or management with the undersigned, (B) as a distribution or dividend to equity holders (including, without limitation, general or limited partners and members) of the undersigned (including upon the liquidation and dissolution of the undersigned pursuant to a plan of liquidation approved by the undersigned’s equity holders) or (C) as a bona fide gift to a charitable organization; or

(iii)    if the undersigned is a trust, to any grantors or beneficiaries of the trust;

provided that, in the case of any transfer or distribution pursuant to this clause (a), such transfer is not for value and each donee, heir, beneficiary or other transferee or distributee shall sign and deliver to Arrow a lock-up agreement in the form of this Lock-Up Agreement with respect to the shares of Arrow Capital Stock or such other securities that have been so transferred or distributed;

(b)    the exercise of options to purchase, or subscribe for, shares of Arrow Capital Stock and any related transfer of shares of Arrow Capital Stock to Arrow (i) deemed to occur upon the cashless exercise of such options, or (ii) for the purpose of paying the exercise price of such options or for paying taxes (including estimated taxes) due as a result of the exercise of such options (or the disposition to Arrow of any shares of restricted stock granted pursuant to the terms of any employee benefit plan or restricted stock purchase agreement);

(c)    transfers or other dispositions by the undersigned of shares of Arrow Capital Stock purchased by the undersigned following the Closing in the open market; or

(d)    the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Arrow Capital Stock; provided that such plan does not provide for the transfer of shares of Arrow Capital Stock during the Lock-Up Period;

and provided, further, that with respect to any transfer or distribution pursuant to each of (a), (b), (c) or (d) above, no filing by any party (donor, donee, transferor, transferee, distributor or distributee, as the case may be) under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer or disposition during the Lock-Up Period (other than in respect of a required filing under the Exchange Act in connection with the exercise of an option to purchase Arrow Capital Stock following such individual’s termination of employment with Arrow that would otherwise expire during the Lock-Up Period, provided that, for the avoidance of doubt, the underlying shares of Arrow Capital Stock shall continue to be subject to the restrictions on transfer set forth herein).

Any attempted transfer in violation of this Lock-Up Agreement will be of no effect and null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the transfer restrictions set forth in this Lock-Up Agreement, and will not be recorded on the share register of Arrow. In order to ensure compliance with the restrictions referred to herein, the undersigned agrees that Arrow and the Transfer Agent are hereby authorized to decline to make any transfer of Arrow Capital Stock or securities convertible into or exercisable or exchangeable for Arrow Capital Stock if such transfer would constitute a violation or breach of this Lock-Up Agreement. Arrow may cause the legend set forth below, or a legend substantially equivalent thereto, to be placed upon any certificate(s) or other documents, ledgers or instruments evidencing the undersigned’s ownership of Arrow Capital Stock:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND MAY ONLY BE TRANSFERRED IN COMPLIANCE WITH A LOCK-UP AGREEMENT, A COPY OF WHICH IS ON FILE AT THE REGISTERED OFFICE OF ARROW.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement thereof. All authority herein conferred or agreed to be conferred hereunder, and any obligations of the undersigned, shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

In the event that any holder of shares of Arrow Capital Stock or any securities convertible into or exercisable or exchangeable for Arrow Capital Stock that is subject to an agreement which is substantially similar to this Lock-Up Agreement entered into by such holder, other than Arrow or the undersigned, is permitted by Arrow to sell or otherwise transfer or dispose of shares of Arrow Capital Stock or any securities convertible into or exercisable or exchangeable for Arrow Capital Stock for value other than as permitted by this Lock-Up Agreement or a substantially similar agreement entered into by such holder, the same percentage of shares of Arrow Capital Stock or any securities convertible into or exercisable or exchangeable for Arrow Capital Stock held by the undersigned shall be immediately and fully released on the same terms from any remaining restrictions set forth herein.

The undersigned understands that, if the Merger Agreement is terminated in accordance with its terms prior to the Closing, the undersigned shall be automatically released from all restrictions and obligations under this Lock-Up Agreement upon such termination and this Lock-Up Agreement shall terminate with immediate effect.

This Lock-Up Agreement, and any claim, controversy or dispute arising under or related to this Lock-Up Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

Any and all remedies herein expressly conferred upon Arrow will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity, and the exercise by Arrow of any one remedy will not preclude the exercise of any other remedy. The undersigned agrees that irreparable damage would occur to Arrow in the event that any of the provisions of this Lock-Up Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Arrow shall be entitled to an injunction or injunctions to prevent breaches of this Lock-Up Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which Arrow is entitled at law or in equity, and the undersigned waives any bond, surety or other security that might be required of Arrow with respect thereto.

This Lock-Up Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Lock-Up Agreement (in counterparts or otherwise) by Arrow and the undersigned by facsimile or electronic transmission in .PDF format shall be sufficient to bind such parties to the terms and conditions of this Lock-Up Agreement.

(Signature Page Follows)

Very truly yours,

By:
Name:
Title:

Accepted and Agreed by OncoGenex Pharmaceuticals, Inc.:

By

Name:

Title: